SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                    SECURITIES ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[x] Preliminary Proxy Statement              [  ] Confidential, for use of
                                                  Commission only (as permitted
                                                  Rule 14a-6 (e) (2))
[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           VANGUARD GROWTH INDEX FUND
                       VANGUARD GOLD & PRECOUS METALS FUND
--------------------------------------------------------------------------------
         (Name of Registrant as Specified in its Declaration of Trust)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [ X ] No fee required.

        [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

        (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
        (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
        (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
        (5)  Total fee paid:
--------------------------------------------------------------------------------
        [  ] Fee paid previously with preliminary materials.

        [  ] Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1)  Amount of previously paid:
--------------------------------------------------------------------------------
        (2)  Form, schedule or registration statement no.:
--------------------------------------------------------------------------------
        (3)  Filing party:
--------------------------------------------------------------------------------
        (4)  Date filed:
--------------------------------------------------------------------------------

IMPORTANT NEWS FOR SHAREHOLDERS

VANGUARD GROWTH INDEX FUND
VANGUARD GOLD & PRECIOUS METALS FUND

PLEASE VOTE IMMEDIATELY!

You can vote by mail,  telephone,  or our  website . . .
details can be found on the enclosed proxy insert.

PROXY INFORMATION

YOUR VANGUARD FUND WILL HOST A SPECIAL MEETING OF SHAREHOLDERS ON MAY 22, 2001, AT VANGUARD'S HEADQUARTERS IN MALVERN, PENNSYLVANIA. THE PURPOSE IS FOR SHAREHOLDERS TO VOTE ON A PROPOSAL TO CHANGE YOUR FUND'S CURRENT POLICY CONCERNING DIVERSIFICATION.
     THE FIRST TWO PAGES OF THIS BOOKLET HIGHLIGHT KEY POINTS ABOUT OUR PROPOSAL AND EXPLAIN THE PROXY PROCESS--INCLUDING HOW TO CAST YOUR VOTES. BEFORE YOU VOTE, PLEASE READ THE FULL TEXT OF THE PROXY STATEMENT FOR A COMPLETE UNDERSTANDING OF THE PROPOSAL.

                                  THE PROPOSAL

We want to reclassify your Fund as "non-diversified" under the securities laws.


PURPOSE: The reason for the change is to enhance your Fund's flexibility in pursuing its existing investment objective and strategies.

          o For Growth Index Fund, the change to non-diversified status will ensure that the Fund may continue replicating the holdings of its target index--even if the target index becomes dominated by a small number of companies.

          o For Gold & Precious Metals Fund, the change to non-diversified status will enable the Fund to acquire larger positions in individual companies when the investment adviser believes that potential returns justify the additional risks.

KEY POINTS: By law, mutual funds are required to classify themselves as "diversified" or "non-diversified." The difference is that diversified funds are subject to strict percentage limits on the amount of assets that can be invested in any one company.

          o At times, these percentage limits have conflicted with Growth Index Fund's investment program. We saw this happen during 1999-2000 when the rapid appreciation of certain growth stocks caused the Fund's target index to be dominated by just a few companies.

          o These percentage limits have prevented Gold & Precious Metals Fund's investment adviser from purchasing additional shares of companies that it considers to be its best investment opportunities.

Your Fund would use its increased flexibility as a non-diversified fund to further its existing investment objective and strategies. There would be no change in your Fund's overall investment character, although your Fund would be considered riskier on account of its ability to invest a greater portion of its assets in fewer companies.

                                     - Q&A-

Q. I'M A RELATIVELY SMALL INVESTOR. WHY SHOULD I BOTHER TO VOTE?

A. Your vote makes a difference. If numerous shareholders just like you fail to vote their proxies, your Fund may not receive enough votes to go forward with its meeting. If this happens, we'll need to mail proxies again--a costly proposition for your Fund and all of its shareholders!

Q. WHO GETS TO VOTE?

A. Any person who owned shares of your Fund on the "record date," February 27, 2001 gets to vote--even if the investor later sold the shares. Shareholders are entitled to cast one vote for each dollar invested in your Fund on the record date.

Q. HOW CAN I VOTE?

A. You can vote in any one of four ways:

          o Through the Internet by going to www.vanguard.com if you invest directly with Vanguard, or by going to www.proxyvote.com if you invest with Vanguard through a financial intermediary.

          o By telephone, with a toll-free call to the number listed on your proxy card.

          o    By mail, with the enclosed ballot.

          o    In person at the meeting.

We encourage you to vote by Internet or telephone, using the voting control number that appears on your proxy card. These voting methods will save your fund a substantial amount of money (no return-mail postage!). Whichever method you choose, please take the time to read the full text of our proxy statement before you vote.

Q. IS IT HARD TO VOTE BY INTERNET?

A.  Not  at  all!   If  you  have  not  yet   visited   Vanguard's   website--at
www.vanguard.com--this is a great opportunity to check it out. Scan our website and, when you're ready, click on the "Proxy Voting."

Q. I PLAN TO VOTE BY MAIL. HOW SHOULD I SIGN MY PROXY CARD?

A. If you are an individual account owner, please sign exactly as your name appears on the proxy card. Either owner of a joint account may sign the proxy card, but the signer's name must exactly match one that appears on the card. You should sign proxy cards for other types of accounts in a way that indicates your authority (for instance, "John Brown, Custodian").

Q. WHOM SHOULD I CALL WITH QUESTIONS?

A. Please call Vanguard's Investor Information Department at 1-800-662-7447 with any additional questions about this proposal or the upcoming shareholder meeting. Clients of Vanguard's Institutional Investor Division, Voyager Department, or Flagship Department may call their Vanguard representatives with any questions.

                           VANGUARD GROWTH INDEX FUND

                      VANGUARD GOLD & PRECIOUS METALS FUND

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Your Fund will host a Special Meeting of Shareholders on TUESDAY, MAY 22, 2001, AT 9:30 A.M., EASTERN TIME. The meeting will be held at Vanguard's Malvern, Pennsylvania headquarters, at 100 Vanguard Boulevard, in Room 118A of the Morgan Building. At the meeting, we'll ask shareholders to vote on:

          1. A proposal to change your Fund's current policy concerning diversification; and

          2.   Any other business properly brought before the meeting.

                                               By Order of the Board of Trustees
                                                 Raymond J. Klapinsky, Secretary


February *, 2001

================================================================================
                             YOUR VOTE IS IMPORTANT!
YOU CAN VOTE EASILY AND QUICKLY AT OUR WEBSITE, BY TOLL-FREE TELEPHONE CALL, OR BY MAIL. JUST FOLLOW THE SIMPLE INSTRUCTIONS THAT APPEAR ON YOUR ENCLOSED PROXY CARD. PLEASE HELP YOUR FUND AVOID THE EXPENSE OF A FOLLOW-UP MAILING BY VOTING TODAY!
================================================================================

                           VANGUARD GROWTH INDEX FUND
                      VANGUARD GOLD & PRECIOUS METALS FUND

                         SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 22, 2001

                                 PROXY STATEMENT

================================================================================
                                  Introduction
                                  ------------
Please be sure to read the entire proxy statement before casting your vote. Questions? Call us at 1-800-662-7447 (individual investors) or 1-800-523-1036 (participants in company-sponsored retirement plans administered by Vanguard. This proxy statement was first mailed to shareholders the week of February 26, 2001.
================================================================================



OUR PROPOSAL

     We want to reclassify your Fund as "non-diversified" under the securities laws. By law, mutual funds are required to classify themselves as "diversified" or "non-diversified." The difference is that diversified funds are subject to stricter percentage limits on the amount of assets that can be invested in any one company. These percentage limits are stated as follows in your Fund's current policy concerning diversification:

               "With respect to 75% of its assets, a Fund may not: (i) purchase more than 10% of the outstanding voting securities of any one issuer; or (ii) purchase securities of any issuer if, as a result, more than 5% of the Fund's total assets would be invested in that issuer's securities. This limitation does not apply to obligations of the United States Government, its agencies, or instrumentalities."

     In otherwords, the current policy prohibits your Fund from investing more than 25% of its assets in companies that individually represent more than 5% of its assets. In order to reclassify your Fund as non-diversified, shareholders must agree to eliminate this policy. The trustees would then adopt a new diversification policy, to be stated as follows:

               "The Fund intends to meet certain diversification standards necessary to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended."

     The main difference with the new policy is that, under Subchapter M, up to 50% of a fund's total assets may be invested in companies that individually represent more than 5% of its assets (provided that no more than 25% of assets may be invested in any one company). In addition, the requirements of Subchapter M generally apply at the end of each fiscal quarter, not on a day-by-day basis as with your Fund's current policy. Finally, the new policy would be categorized as "non-fundamental," meaning that the Trustees could amend it further without a shareholder vote.

OUR PURPOSE

     Overall, the reason for the change is to enhance your Fund's flexibility in pursuing its existing investment objective and strategies.

     GROWTH INDEX FUND. The Growth Index Fund seeks to match the performance of a benchmark index that measures the investment returns of large-capitalization growth stocks. The Fund pursues this objective by tracking the Standard & Poors 500 /BARRA Growth Index. That is, the Fund holds each stock in the index in approximately the same proportion as represented in the index itself. Historically, the index has been broadly diversified. However, during 1999-2000, rapid appreciation of certain growth stocks caused the index to become dominated by a small number of companies, such as, Microsoft, General Electric, Cisco Systems, and Intel. At times, these stocks collectively have come to represent more than 25% of the index--thereby putting the Fund in technical violation of its diversification policy.

     On February 1, 2000, we wrote to shareholders about this situation. We explained that as market values of the Growth Index Fund's largest holdings rise and fall, there may be times when the Fund is diversified under legal standards, and times when it is not. This will continue to be true going forward, because the Fund has no control over the composition of the index. Accordingly, we want to carry out the Fund's mandate to track its target index under all circumstances by reclassifying the Fund as non-diversified and eliminating the current diversification policy.

     GOLD & PRECIOUS METALS FUND. The Gold & Precious Metals Fund seeks to provide long-term capital appreciation by investing primarily in foreign and domestic companies engaged in the exploration, mining, marketing, and distribution of precious metals and minerals. At times, the Fund has concentrated a large portion of its assets in relatively few companies, and the investment adviser considers this strategy very important to attaining the Fund's investment objective. For instance, as of January 31, 2001, close to ___% of the Fund's assets was invested in just ten companies.

     Due to its diversified status, the Fund is currently restricted from purchasing additional shares of certain companies that it considers to be its best investment opportunities. In addition, over the last few years, the precious metals industry has experienced a substantial amount of consolidation and other attractive investment opportunities within this industry are limited. Changing the Fund to nondiversified status will mitigate this opportunity problem.


RISKS

     As a general matter, non-diversified funds are considered riskier than diversified funds investing in the same types of securities. This is because the investment performance of a non-diversified fund can be hurt (or helped) disproportionately by the performance of relatively few securities. That said, we believe that changing to non-diversified status is entirely consistent with your Fund's current investment character.

          o Growth Index Fund would acquire larger stakes in individual companies only as necessary to replicate its target index.

          o Gold and Precious Metals Fund would acquire larger stakes in individual companies only when the investment adviser believes that potential returns justify the additional risks.

CONCLUSION

The Trustees believe that the proposed change to your Fund's diversification policy is in the best interest of shareholders and the Fund.

YOUR FUND'S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

FUND INFORMATION

As of February 6, 2001, your Fund's trustees and officers owned less than 1% of its outstanding shares. The following information also applied to your Fund as of February 6, 2001:

FUND/SHARE CLASS           NET ASSETS       OUTSTANDING SHARES        5% OWNERS*
--------------------------------------------------------------------------------
Growth Index Fund

--Investor Shares              o                     o                    o
--Admiral Shares               o                     o                    o
--Institutional Shares         o                     o                    o

Gold & Precious Metals Fund    o                     o                    o

----------------------------------
*SEC rules require each Fund to tell you the name and address of any person known to be the beneficial owner of more than 5% of the Fund's outstanding shares. The Fund must also tell you how many shares such persons own and what percentage of the Fund these shares represent.


GENERAL INFORMATION

This section of the proxy statement provides information on a number of topics relating to proxy voting and shareholder meetings.

     PROXY SOLICITATION METHODS. Your Fund will solicit shareholder proxies in a variety of ways. All shareholders who are entitled to vote will receive these proxy materials by mail (or, electronically, assuming that applicable requirements are met). In addition, Vanguard employees and officers may solicit shareholder proxies in person, by telephone, or through the internet.

     PROXY SOLICITATION COSTS. Your Fund will pay all costs of soliciting proxies from its own shareholders, including costs relating to the printing, mailing, and tabulation of proxies. By voting immediately, you can help your Fund avoid the considerable expense of a second solicitation.

         QUORUM. In order for the shareholder meeting to go forward, your Fund must achieve a quorum. This means that a majority of your Fund's shares must be represented at the meeting--either in person or by proxy. All returned proxies count toward a quorum, regardless of how they are voted ("For," "Against," "Abstain"). Your Fund will count broker non-votes toward a quorum, but not toward the approval of any proposals. (Broker non-votes are shares for which (i) the underlying owner has not voted and (ii) the broker holding the shares does not have discretionary authority to vote on the particular matter.)

     REVOKING YOUR PROXY. Your latest vote is the one that counts. Therefore you can revoke a prior proxy simply by voting again--at our website, using your original proxy card, or by toll-free telephone call. You can also revoke a prior proxy by writing to your fund's Secretary, Raymond J. Klapinsky, at 100 Vanguard Boulevard, Malvern, PA 19355, or by voting in person at the meeting. You may revoke your proxy at any time up until voting results are announced at the shareholder meeting.

     SHAREHOLDER PROPOSALS. Any shareholder proposals to be included in the proxy statement for your Fund's next annual or special meeting must be received by the fund within a reasonable period of time prior to that meeting. Your Fund has no current plans to hold an annual or special meeting in 2002.

     NOMINEE ACCOUNTS. Upon request, the Fund will reimburse nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the fund's shares. Please submit invoices for our review to: Vanguard Legal Department, P.O. Box 2600, Valley Forge, PA 19482-2600.

     ANNUAL/SEMIANNUAL REPORTS. Your Fund's most recent annual and semiannual reports to shareholders are available at no cost. To request a report, please call us toll-free at 1-800-xxx-xxxx, or write to us at P.O. Box 2600, Valley Forge, PA 19482-2600.

     LITIGATION. Gold & Precious Metals Fund is not involved in any litigation.

     Vanguard Index Funds, the parent entity to which Growth Index Fund belongs, is currently involved in litigation with The McGraw-Hill Companies, Inc. On June 8, 2000, Vanguard was sued by McGraw-Hill over Vanguard's right to use certain Standard & Poor's (S&P) trademarks and other intellectual property owned by McGraw-Hill. The suit currently is pending in the federal district court of the Southern District of New York. The suit requests, among other things: monetary damages; injunctive relief that would prevent Vanguard from using S&P indexes and S&P trademarks in connection with Vanguard's potential offering of an exchange-traded class of shares of the Vanguard Index Funds; and declaratory relief that McGraw-Hill is entitled to terminate the license agreement that grants Vanguard the right to use certain S&P indexes and S&P trademarks. Vanguard believes that it should prevail in these proceedings' however, there is no assurance that it will do so.

     OTHER MATTERS. At this point, we know of no other business to be brought before the shareholder meeting. However, if any other matters do come up, we will use our best judgment to vote on your behalf. If you object to our voting other matters on your behalf, please tell us so in writing before the meeting.

     THE VANGUARD GROUP, INC. Your Fund is a member of The Vanguard Group, Inc., the only mutual mutual fund company. Vanguard is owned jointly by the funds it oversees (and, therefore, the shareholders of those funds). Vanguard provides the funds--more than 100 distinct investment portfolios--with their corporate management, administrative, and distributions services on an at-cost basis.
================================================================================

VOTE BY TOUCH-TONE PHONE OR THE INTERNET           [THE VANGUARD GROUP(R) LOGO]
----------------------------------------

CALL TOLL-FREE: 1-800-221-0697  OR VISIT OUR WEBSITE
WWW.VANGUARD.COM OR WWW.PROXYWEB.COM

(SEE ENCLOSED INSERT FOR FURTHER INSTRUCTIONS      Please detach at perforation
TO VOTE BY INTERNET OR TELEPHONE)                  before mailing
--------------------------------------------------------------------------------
VANGUARD GROWTH INDEX FUND (the "FUND")
VANGUARD GOLD & PRECIOUS METALS FUND (the "FUND")

PROXY SOLICITATION BY THE BOARD OF TRUSTEES

By my signature below, I appoint John J. Brennan, J. Lawrence Wilson and Raymond
J. Klapinsky as my attorneys to vote all Fund shares that I am entitled to vote at the Special Meeting of Sharesholders to be held in the Majestic Building, Room 118A, Vanguard Financial Center, 100 Vanguard Boulevard, Malvern, PA on May 22, 2001 at 9:30 A.M., E.T. and at any adjournments of the meeting. Any one or more Messers. Brennan, Wilson and Klapinsky may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct Messrs. Brennan, Wilson and Klapinsky to vote this proxy as specified on the reverse side, and I revoke previous proxies that I have executed. I acknowledge receipt of the Fund's Notice of Special Meeting of Shareholders and proxy statement.



XXXXXXXXXXXXXXXX                        PLEASE SIGN, DATE AND RETURN PROMPTLY
                                         IN ENCLOSED ENVELOPE IF YOU ARE NOT
                                             VOTING BY PHONE OR INTERNET

                                     Date

Name & Address                       NOTE: Please sign exactly as your name
                                     appears on this proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the persons title.

                                     Signature(s) (and Title(s), if applicable)

                           CONTINUED ON REVERSE SIDE

Please refer to the Proxy Statement discussion on these proposals. THE PROXY WILL BE VOTED FOR THE PROPOSALS IF YOU DO NOT SPECIFY OTHERWISE. Your appointed attorneys will vote any other matters that arise at the meeting in accordance with their best judgment.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:

                  Please detach at perforation before mailing.
--------------------------------------------------------------------------------
             PLEASE VOTE BY CHECKING THE APPROPRIATE BOX(ES) BELOW.

                                                                                        FOR             AGAINST         ABSTAIN

1. The proposal to change your Fund's policy concerning diversification.                [  ]             [   ]           [   ]

                          PLEASE SIGN ON REVERSE SIDE

Registered
----------

Two Low-Cost Ways to Vote Your Proxy

VOTE--IT'S FAST AND CONVENIENT.

The accompanying Proxy Statement outlines an important proposal affecting your Vanguard fund. Help us save on costs--savings we pass along to you in the form of lower fund expenses--by voting online or by telephone. Each method is available 24 hours a day, and each ensures that your vote is confirmed and posted immediately.

You only need to return the Proxy Card if you choose to submit your voting instructions by paper ballot.

TO VOTE ONLINE:
1. Read the Proxy Statement.
2. Go to either www.vanguard.com and click on "VOTE NOW" or www.proxyweb.com.
3. Enter the CONTROL NUMBER found on your Proxy Card.
4. Follow the simple instructions.

TO VOTE BY TELEPHONE:
1. Read the Proxy Statement.
2. Call toll-free 1-888-221-0689.
3. Enter the CONTROL NUMBER found on your Proxy Card.
4. Follow the simple instructions.

Your Proxy Vote Is Important!

Beneficial
----------

Two Low-Cost Ways to Vote Your Proxy

VOTE--IT'S FAST AND CONVENIENT.

The accompanying Proxy Statement outlines an important proposal affecting your Vanguard fund. Help us save on costs--savings we pass along to you in the form of lower fund expenses--by voting online or by telephone. Each method is available 24 hours a day, and each ensures that your vote is confirmed and posted immediately.

You only need to return the Proxy Card if you choose to submit your voting instructions by paper ballot.

TO VOTE ONLINE:
1. Read the Proxy Statement.
2. Go to www.proxyweb.com.
3. Enter the CONTROL NUMBER found on your Voting Instruction Form.
4. Follow the simple instructions.

TO VOTE BY TELEPHONE:
1. Read the Proxy Statement.
2. Call 1-800-454-8683.
3. Enter the CONTROL NUMBER found on your Voting Instruction Form.
4. Follow the simple instructions.

Your Proxy Vote Is Important!